Exhibit 10.12

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY LENDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Original Principal Amount: $447,500.00	Issue Date: August 18, 2014
Purchase Price: $400,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Blue Sphere Corporation, a Nevada corporation (“Borrower”), hereby promises to pay to the order of Iliad Research and Trading, L.P., a Utah limited partnership, or registered assigns (“Lender”), the sum of $447,500.00 (the “Original Principal Amount”) together with any additional charges provided for herein, on the date that is twelve (12) months after the Issue Date (the “Maturity Date”), and to pay interest on the Outstanding Balance (as defined below) at the rate of eight percent (8%) per annum from the date hereof (the “Issue Date”) until the same is paid in full; provided that upon the occurrence of an Event of Default (as defined below), interest shall thereafter accrue on the Outstanding Balance both before and after judgment at the rate of twenty-two percent (22%) per annum (“Default Interest”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Borrower acknowledges that the Original Principal Amount as of the Issue Date exceeds the purchase price of this Note and that such excess consists of the OID (as defined in the Purchase Agreement (defined below)) in the amount of $40,000.00, the Transaction Expense Amount (as defined in the Purchase Agreement) in the amount of $7,500.00 to cover Lender’s legal and other expenses incurred in the preparation of this Note, the Purchase Agreement, Irrevocable Transfer Agent Instructions, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Note, as the same may be amended from time to time (collectively, the “Transaction Documents”), which sum shall be fully earned and charged to Borrower upon the execution of this Note and paid to Lender as part of the outstanding principal balance as set forth in this Note. This Note may not be prepaid in whole or in part except as otherwise provided in Section 1.6. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share, of Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as Lender shall designate from time to time by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof between Borrower and Lender, pursuant to which this Note was originally issued (the “Purchase Agreement”). For purposes hereof, the term “Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including without limitation Default Interest), collection and enforcements costs, and any other fees or charges incurred under this Note or under the Purchase Agreement. Certain capitalized terms used herein are defined in Section 6.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of Borrower and will not impose personal liability upon Lender.

The following additional terms shall apply to this Note:

1.           CONVERSION RIGHTS.

1.1.         Conversion Right. Subject to Sections 1.5 and 1.7, during the period beginning on the date that is six (6) months following the Issue Date (the “Initial Conversion Date”) and ending when the Outstanding Balance is paid or converted in full (including without limitation until any Optional Prepayment Date (as defined below), even if Lender has received an Optional Prepayment Notice (as defined below), or at any time thereafter with respect to any amount that is not prepaid), Lender shall, at its option, have the right from time to time, to convert all or any part of the Outstanding Balance of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each Conversion of this Note (the “Conversion Shares”) shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Conversion Notice”), delivered to Borrower by Lender in accordance with Section 1.3(a) below; provided that the Conversion Notice is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any Conversion of this Note, the portion of the Outstanding Balance to be converted.

1.2.         Conversion Price.

(a)          Calculation of Conversion Price. The conversion price (as the same may be adjusted from time to time pursuant to the terms hereof, the “Conversion Price”) shall mean 58% (the “Conversion Factor”) multiplied by the Market Price (as defined herein). “Market Price” means the average of the three (3) lowest Closing Bid Prices for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for the Common Stock as of any date, the closing bid price on the Principal Market as reported by a reliable reporting service designated by Lender (e.g. Bloomberg) or, if the Principal Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are quoted in “OTC Pink” by Pink OTC Markets Inc. (formerly Pink Sheets LLC), or any successor entity or other publisher thereof. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Borrower and Lender. “Trading Day” shall mean any day on which the Common Stock is traded or tradable for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Principal Market” means the OTCQB.

(b)          Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.2(a) to the contrary, in the event Borrower (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of Borrower or (ii) any person, group or entity (including Borrower) publicly announces a tender offer to purchase 50% or more of Borrower’s Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (1) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date, and (2) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.2(b). For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.2(b) has been made, the date upon which Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

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1.3.         Method of Conversion.

(a)          Mechanics of Conversion. Subject to Section 1.5 hereof, beginning on the date specified in Section 1.1, this Note may be converted by Lender in whole or in part at any time from time to time after the Initial Conversion Date, by submitting to Borrower a Conversion Notice (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time), otherwise the Conversion Date will be the next Trading Day.

(b)          Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Lender shall not be required to physically surrender this Note to Borrower unless the entire Outstanding Balance of this Note is so converted. Lender and Borrower shall maintain records showing the amount of the Outstanding Balance so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Lender and Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Lender shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Lender may not transfer this Note unless Lender first physically surrenders this Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of Lender a new Note of like tenor, registered as Lender may request, representing in the aggregate the remaining Outstanding Balance of this Note. Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Outstanding Balance of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)          Payment of Taxes. Borrower is responsible for the payment of all transfer, stamp, issuance and similar taxes, transfer agent fees, postage, expedite fees, and other actual costs, fees and taxes necessary to cause the Conversion Shares to be issued and delivered to Lender and cleared for trading as contemplated hereunder. Any such fees, taxes or costs paid by Lender will be promptly reimbursed by Borrower or added to the Outstanding Balance.

(d)          Delivery of Common Stock Upon Conversion. On or before the close of business on the third (3rd) Trading Day following the date of receipt of a Conversion Notice from Lender via facsimile transmission or e-mail (or other reasonable means of communication) (the “Delivery Date”), Borrower shall, provided that all DWAC Eligible Conditions are then satisfied, credit the aggregate number of Conversion Shares to which Lender shall be entitled to the account specified on the Conversion Notice via the DWAC (as defined below) system. If all DWAC Eligible Conditions are not then satisfied, Borrower shall instead issue and deliver or cause to be issued and delivered (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be entitled. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the shares electronically into the applicable account, or if the DWAC Eligible Conditions are not then satisfied, has actually received the certificate representing the applicable Conversion Shares, such certificate has been cleared of any restricted legend(s), the shares evidenced by such certificate have been deposited into Lender’s brokerage account, and such shares are freely tradable without violating any securities laws, all no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. For purposes hereof, the term “DWAC Eligible Conditions” means that (i) the Common Stock is eligible at DTC (as defined below) for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) Borrower has been approved (without revocation) by the DTC’s underwriting department, (iii) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program (as defined below), (iv) the Conversion Shares are otherwise eligible for delivery via DWAC (including compliance with Rule 144 promulgated under the 1933 Act), and (v) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC. For purposes of this Note, the term “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC; the term “DTC” means the Depository Trust Company; and the term “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

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(e)          Obligation of Borrower to Deliver Common Stock. If Lender shall have given a Conversion Notice as provided herein, Borrower’s obligation to issue and deliver the shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by Lender to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Lender of any obligation to Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to Lender in connection with such conversion. The Conversion Date specified in the Conversion Notice shall be the Conversion Date so long as the Conversion Notice is delivered to Borrower before 6:00 p.m., New York, New York time, on such date; otherwise, the Conversion Date shall be the next Trading Day.

(f)          Delivery of Common Stock. Notwithstanding any other provision contained herein and assuming compliance with DWAC Eligible Conditions, failure to deliver via the DWAC system any Common Stock to be delivered to Lender under this Section 1.3 shall constitute a breach of this Agreement and an Event of Default under Section 3 hereof, including without limitation under Sections 3.1(c) and 3.1(p).

(g)          Failure to Deliver Common Stock Prior to Delivery Date. The parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered as required by Section 1.3(d) by the Delivery Date, a late fee equal to the greater of (i) $500.00 per day and (ii) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Sale Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of this Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).

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1.4.         Effect of Certain Events.

(a)          Fundamental Transaction Consent Right. Borrower shall not enter into or be party to a Fundamental Transaction (as defined below), unless Borrower obtains the prior written consent of Lender to enter into such Fundamental Transaction. For purposes of this Note, “Fundamental Transaction” means that (i) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act (as defined in the Purchase Agreement) and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower, or (ii) (1) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (collectively, “Person”), or (2) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock. The provisions of this Section 1.4(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. As a condition to pre-approving any Fundamental Transaction in writing, which approval may be withheld in Lender’s sole discretion, Lender may require the resulting successor or acquiring entity (if not Borrower) to assume by written instrument all of the obligations of Borrower under this Note and all the other Transaction Documents with the same effect as if such successor or acquirer had been named as Borrower hereto and thereto.

(b)          Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction that is pre-approved in writing by Lender pursuant to Section 1.4(a) above, as a result of which shares of Common Stock of Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of Borrower other than in connection with a plan of complete liquidation of Borrower, then Lender shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which Lender would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Lender to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

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(c)          Adjustment Due to Distribution. If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Lender shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Lender with respect to the shares of Common Stock issuable upon such conversion had Lender been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(d)          Reserved.

(e)          Purchase Rights. If, at any time when this Note is issued and outstanding, Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then Lender will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Lender could have acquired if Lender had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)          Reserved.

(g)          Adjustment Due to Late Clearing of DWAC Eligible Shares. If, at any time when this Note is issued and outstanding, Lender delivers a Conversion Notice and at such time the Common Stock is DWAC Eligible and the applicable DWAC Eligible Conversion Shares are delivered to Lender or its broker, but it takes longer than five (5) business days after such delivery for such Conversion Shares to be electronically cleared for trading in Lender’s brokerage account, then the Late Clearing Adjustment Amount (as defined below) shall be added to the Outstanding Balance of this Note, without limiting any other rights of Lender under this Note or the other Transaction Documents. The “Late Clearing Adjustment Amount” is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (1) the Trading Price of the Common Stock on the Conversion Date, over (2) the Trading Price of the Common Stock on the date the certificated DWAC Eligible Conversion Shares are electronically cleared for trading in Lender’s brokerage account. In any such case, and without limiting any other provision hereof, each of Lender and Borrower agrees to take all action reasonably necessary on its part to help ensure that the applicable Conversion Shares are electronically cleared for trading in Lender’s brokerage account within the five-day period described above.

(h)          Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the addition of the Late Clearing Adjustment Amount to the Outstanding Balance as a result of the events described in this Section 1.4, Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Lender, furnish to Lender a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

(i)          Adjustments for Stock Split. Notwithstanding anything herein to the contrary, any references to share numbers or share prices shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction.

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1.5.          Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its Affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. For purposes of this Note, the term “Market Capitalization of the Common Stock” shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of Lender.

1.6.          Prepayment. So long as Borrower has not received a Conversion Notice from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Issue Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1.6. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered addresses and shall state: (a) that Borrower is exercising its right to prepay this Note, and (b) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash (the “Optional Prepayment Amount”) equal to 125%, multiplied by the then Outstanding Balance of this Note. In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note pursuant to this Section 1.6.

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1.7.         Redemption Right. Notwithstanding anything to the contrary in this Section 1, upon its receipt of a Conversion Notice pursuant to Section 1.1 above, Borrower may elect to pay to Lender all of the Conversion Amount set forth in any Conversion Notice in cash by delivering cash in the amount of the Cash Redemption Amount (as defined below) to Lender by wire transfer of immediately available funds on or before the Delivery Date applicable to such Conversion Notice. In the event Borrower fails to deliver such Cash Redemption Amount to Lender on or before any applicable Delivery Date, it shall be deemed to have waived its right to pay such Conversion Amount in cash and shall be obligated to deliver Conversion Shares for the full Conversion Amount in the manner prescribed in this Section 1. For purposes hereof, “Cash Redemption Amount” means an amount of cash equal to the product of the closing price of the Common Stock on its Principal Market on the Trading Day immediately prior to the date of the applicable Conversion Notice multiplied by the number of Conversion Shares to be delivered pursuant to the applicable Conversion Notice.

2.           CERTAIN COVENANTS.

2.1.         Distributions on Capital Stock. So long as Borrower shall have any obligation under this Note, Borrower shall not without Lender’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock, or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any stockholders’ rights plan which is approved by a majority of Borrower’s disinterested directors.

2.2.         Restriction on Stock Repurchases. So long as Borrower shall have any obligation under this Note, Borrower shall not without Lender’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Borrower or any warrants, rights or options to purchase or acquire any such shares, provided that no consent of Lender shall be required for Borrower to repurchase, redeem or repay any of its convertible debt securities.

2.3.         Reserved.

2.4.         Sale of Assets. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Lender’s prior written consent, sell, lease or otherwise dispose of any significant portion of Borrower’s assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5.         Reserved.

3.           EVENTS OF DEFAULT.

3.1.         Events of Default. The occurrence of any of the following events of default shall be an event of default hereunder as of the date such event first occurred (each, an “Event of Default”):

(a)          Failure to Pay Amounts Due. Borrower fails to pay any amount when due on this Note, whether at maturity, upon acceleration or otherwise.

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(b)          Conversion and the Shares. Borrower (i) fails to issue Conversion Shares to Lender or Lender’s broker (as set forth in the applicable Conversion Notice) on or before the Delivery Date, (ii) fails to transfer or cause its transfer agent to transfer (issue) any shares of Common Stock issued to Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note or any of the other Transaction Documents, (iii) Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) any shares of Common Stock to be issued to Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note or any of the other Transaction Documents, or (iv) fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note or any of the other Transaction Documents.

(c)          Breach of Covenants and Obligations. Borrower breaches any covenant or obligation or other term or condition contained in this Note, in the Purchase Agreement or any document entered into in conjunction therewith, including but not limited to the other Transaction Documents.

(d)          Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and any other Transaction Documents), shall be false or misleading in any material respect when made.

(e)          Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(f)          Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender, which consent will not be unreasonably withheld.

(g)          Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower.

(h)          Delisting of Common Stock. Borrower shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on the Principal Market.

(i)          Failures Under the 1934 Act. Borrower shall fail to be current in or in material compliance with its reporting requirements under the 1934 Act; and/or Borrower shall cease to be subject to the reporting requirements of the 1934 Act.

(j)          Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(k)          Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of Borrower’s ability to continue as a “going concern” shall not be an admission that Borrower cannot pay its debts as they become due.

(l)          Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(m)          Financial Statement Restatement. The restatement of any financial statements filed by Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of Lender with respect to this Note or any other Transaction Documents.

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(n)          Reserved.

(o)          Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent, Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instruction Letter in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Share Reserve (as defined in the Purchase Agreement) and the Transfer Agent Reserve (as defined in the Purchase Agreement)) signed by the successor transfer agent to Lender and Borrower.

(p)          DWAC Eligibility. Provided that the Common Stock may be issued via DWAC without violating applicable securities laws, the failure of any of the DWAC Eligible Conditions to be satisfied at any time during which Borrower has obligations under this Note.

(q)          Share Reserve. Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement.

3.2.         Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements (as defined below) shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations and pursuant to which Borrower is obligated to pay or repay $100,000.00 or more. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

3.3.         Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (1) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to Lender. At any time and from time to time after the earlier of Lender’s receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Sections 3.1(e), 3.1(g), 3.1(j), or 3.1(k), the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Conversion in cash instead of Conversion Shares by paying to Lender on or before the applicable Delivery Date a cash amount equal to the number of Conversion Shares set forth in the applicable Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 3.3. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

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4.           SECURITY. This Note is unsecured.

5.           MISCELLANEOUS.

5.1.          Failure or Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2.          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

5.3.          Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Lender. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4.          Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of Lender and its successors and assigns; provided, however, that this Note may not be transferred, assigned or conveyed by Borrower without the prior written consent of Lender. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act of 1933, as amended) and any such assignment by the Lender shall comply with applicable securities laws. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

5.5.          Cost of Collection; Attorneys’ Fees. Upon the occurrence of any Event of Default, Borrower shall pay to Lender hereof all costs and reasonable attorneys’ fees incurred by Lender in connection with such Event of Default. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

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5.6.          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Utah or in the federal courts located in Salt Lake County, Utah. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other related or companion documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.7.          Fees and Charges. The parties acknowledge and agree that upon Borrower’s failure to comply with the provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, Lender’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Lender, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of Lender’s actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Lender may have hereunder, at law or in equity.

5.8.          Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Lender, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Lender shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the charges assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.9.          Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement and the other Transaction Documents, including without limitation the arbitration provisions attached as an Exhibit to the Purchase Agreement.

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5.10.         Notice of Corporate Events. Except as otherwise provided herein, Lender shall have no rights as a holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. Borrower shall provide Lender with prior notification of any meeting of Borrower’s stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of Borrower or any proposed liquidation, dissolution or winding up of Borrower, Borrower shall mail a notice to Lender, at least twenty (20) calendar days prior to the record date specified therein (or thirty (30) calendar days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. Borrower shall make a public announcement of any event requiring notification to Lender hereunder substantially simultaneously with the notification to Lender in accordance with the terms of this Section 5.10.

5.11.         Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

5.12.         Time of the Essence. Time is expressly made of the essence of each and every provision of this Note. If the last day of any time period stated herein shall fall on a Saturday, Sunday or non-Trading Day, then such time period shall be extended to the next succeeding day Trading Day.

5.13.         Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of any Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest, or other charges assessed under any Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the applicable Purchase Price Date for purposes of determining the holding period under Rule 144).

6.           DEFINITIONS.

6.1.          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in “OTC Pink” by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by Lender and Borrower.

6.2.          “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Sale Price of the Common Stock on the Delivery Date for such Conversion.

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6.3.          “Default Effect” means a calculation obtained by multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 3.1(b) hereof.

6.4.          “Major Default” means any Event of Default occurring under Sections 3.1(a), 3.1(h), 3.1(i), or 3.1(q) of this Note.

6.5.          “Mandatory Default Amount” means the greater of (i) the Outstanding Balance divided by the Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the VWAP on the date the Mandatory Default Amount is demanded, or (ii) the Default Effect.

6.6.          “Minor Default” means any Event of Default that is not a Major Default.

6.7.          “Optional Prepayment Liquidated Damages Amount” means an amount equal to the difference between (a) the product of (i) the number of shares of Common Stock obtained by dividing (1) the applicable Optional Prepayment Amount by (2) the Conversion Price as of the date Borrower delivered the applicable Optional Prepayment Amount to Lender, multiplied by (ii) the Closing Sale Price of the Common Stock on the date Borrower delivered the applicable Optional Prepayment Amount to Lender, and (b) the applicable Optional Prepayment Amount paid by Borrower to Lender. For illustration purposes only, if the applicable Optional Prepayment Amount were $50,000.00, the Conversion Price as of the date the Optional Prepayment Amount was paid to Lender was equal to $0.75 per share of Common Stock, and the Closing Sale Price of a share of Common Stock as of such date was equal to $1.00, then the Optional Prepayment Liquidated Damages Amount would equal $16,666.67 computed as follows: (a) $66,666.67 (calculated as (i)(1) $50,000.00 divided by (2) $0.75 multiplied by (ii) $1.00) minus (b) $50,000.00.

6.8.          “VWAP” means volume weighted average price.

[Remainder of page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date set forth above.

BORROWER:

Blue Sphere Corporation

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

	By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

[Signature page to Convertible Promissory Note]

EXHIBIT A

Iliad Research and Trading, L.P.
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, ILLINOIS 60601

Date:

BLUE SPHERE CORPORATION

35 Asuta Street

Even Yehuda, Israel 40500

Attn: Schlomo Palas

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to BLUE SPHERE CORPORATION, a Nevada corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on August 18, 2014 (the “Note”), that Lender elects to convert the portion of the Outstanding Balance of the Note set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Such conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note.

A.           Date of conversion: ____________

B.           Conversion #: ____________

C.           Conversion Amount: ____________

D.           Market Price_____ (Average of 3 lowest Closing Bid Prices of last 10 Trading Days as per Exhibit A-1)

E.           Conversion Factor: 58%

F.           Conversion Price: _______________ (D multiplied by E)

G.           Conversion Shares: _______________ (C divided by F)

H.           Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, and other adjustments permitted by the Transaction Documents, the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: _______________	Address:
DTC#: ________________
Account #: ____________
Account Name: ________

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, please deliver a certificate representing all such shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,
Iliad Research and Trading, L.P.

By: Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

EXHIBIT A-1

CONVERSION WORKSHEET

Trading Day	Closing Bid Price	Lowest 3 (Yes or No)

Average